Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2019 relating to the financial statement of Tradeweb Markets Inc., appearing in Registration Statement No. 333-230115 on Form S-1 as of December 31, 2018.

/s/ Deloitte & Touche LLP

New York, New York

June 17, 2019